COMMERCIAL PURCHASE AGREEMENT

This Commercial Purchase Agreement (the "Agreement") is dated as of **May 15, 2018** between **CCC Real Estate Holdings Co. LLC** ("Seller") and **Accurate Auto Parts, Inc.** and/or its assigns ("Purchaser"). The parties acknowledge that [TBD][1] ("Listing Broker") represents Seller and that **Partners Real Estate** ("Selling Broker") represents Purchaser.

1. **SALE OF PROPERTY** Purchaser agrees to buy and Seller agrees to sell the land, all improvements thereon, and all rights and appurtenances thereto belonging, located in the City/County of **King George**, Virginia, with a tax parcel no. of **14-19** and a street address of **6269 Caledon Road**.

2. **PURCHASE PRICE** The purchase price for the Property is **Seven Hundred Thousand Dollars** ($**700,000.00**) (the "Purchase Price") and shall be paid to Seller at Settlement, subject to the prorations and adjustments described herein, as follows:

   A. **Deposit** Purchaser has made a deposit of **$25,000.00** (the "Deposit") which shall be deemed earned upon the execution of this Agreement and shall be non-refundable notwithstanding any other provisions herein. The Deposit shall be applied towards the Purchase Price only at closing and only if Settlement occurs.

   B. **Balance** The balance of the Purchase Price shall be paid by Purchaser at Settlement in certified funds or bank wire (inclusive of any loan obtained by Purchaser to purchase the Property).

3. **SETTLEMENT**

   A. **SETTLEMENT OF PROPERTY** Settlement of the purchase and sale of the Property shall be made at **National Title & Settlements Group, INC.** on or before **July 30, 2018** (the "Settlement"). Purchaser acknowledges that time is of the essence and that the Settlement shall not be extended.

   B. **DELIVERIES BY SELLER AT SETTLEMENT** At Settlement, Seller shall deliver to Purchaser the following:

      (i) A Special Warranty Deed (the "Deed") conveying to the Purchaser good and marketable fee simple title to the Property, free and clear of all liens, encumbrances, conditions and restrictions, except any lien for real estate taxes not yet due and payable;

[1] Long & Foster Realtors asserts they are a party to a listing agreement for the Property which the Seller disputes is binding and the Seller also contends has no application to this sale.

(ii) An affidavit for the benefit of Purchaser and its title insurer, satisfactory to Purchaser's title company (the "Affidavit") stating that (1) it has not possessed the Property within the past 90 days and (2) it has no knowledge of any mechanic's or materialman's lien that has been asserted against the Property as a result of any act or omission by the Seller;

(iii) A Certificate of Non-Foreign Status as required by Section 1445 of the Internal Revenue Code of 1986 and any other certificates required by any governmental authority or agency;

(iv) Such other Seller certifications as Purchaser's lender or title company may reasonably require.

C **COSTS AND PRORATIONS** Seller shall pay the costs of preparing the Deed, the Grantor's tax thereon and any other expenses incurred by Seller. Purchaser shall pay for the title search, title insurance premiums, survey expenses, lender fees, Grantee's tax and all other settlement expenses incurred by Purchaser. Real estate taxes, rent, CAM and assessments, as applicable, shall be prorated between Seller and Purchaser as of the date of the Settlement. Each party shall pay its own legal, accounting and other expenses incurred in connection with this Agreement or Settlement.

D **CONDITION OF PROPERTY** Purchaser shall accept the Property at Settlement AS IS and in its physical condition at the time this Agreement is fully executed by all parties, except as otherwise provided herein.

E **POSSESSION OF PROPERTY** Possession of the Property shall be delivered to Purchaser at Settlement.

4. FINANCING DEADLINE

A If Purchaser has not obtained financing upon terms and conditions satisfactory to Purchaser, then Purchaser shall have the right, upon written notice given to Seller on or before June 15, 2018 (the "Financing Deadline"), to terminate this Agreement in which event the parties shall have no further obligation or liability to one another, except for any liability pursuant to the indemnity provisions of Paragraphs 4B, 10 and 11 (the "Indemnity Provisions"). Purchaser acknowledges that the Financing Deadline will not be extended for any reason, regardless of whether Purchaser has completed its inspections or zoning inquiry, or has obtained financing. Purchaser shall have no claim or right to the Deposit if Purchaser terminates this Agreement and the parties shall have no further obligation or liability to one another, except for any liability pursuant to the Indemnity Provisions.

B If Purchaser fails to acquire the Property, Purchaser agrees: (i) to repair any damage to the Property arising after the execution of this Agreement and caused by Purchaser and/or its agents; and (ii) to indemnify and hold Seller harmless from any and all liability of any kind or nature whatsoever as a result of the exercise of such right of access, other than as a result of Seller's negligence or misconduct or the negligence or misconduct of Seller's agents, employees or contractors.

5. **TITLE AND SURVEY OBJECTIONS** Purchaser may, at its sole expense, obtain a title insurance commitment and a survey for the Property. To the extent Purchaser seeks title insurance, Purchaser shall immediately obtain a title insurance commitment and notify the Seller on or before June 15, 2018 in writing as to any title or survey objections regarding the Property that the Purchaser is unwilling to accept (collectively the "Title Objections"). Seller shall advise Purchaser in writing within ten (10) days after receipt of such notice, which if any of the Title Objections will not be cured by Seller at or prior to Settlement. If Seller fails to respond to Purchaser within such ten (10) day period or if Seller's response indicates that it does not intend to cure one or more of the Title Objections, then Purchaser may, at its option, either (i) terminate this Agreement by giving written notice to Seller; (ii) cure such Title Objections at its own expense and proceed to Settlement with no reduction in the Purchase Price; or (iii) waive such Title Objections and proceed to Settlement, with no reduction in the Purchase Price. Purchaser shall have no claim or right to the Deposit if Purchaser terminates this Agreement and the parties shall have no further obligation or liability to one another, except for any liability pursuant to the Indemnity Provisions.

6. **CONDITIONS PRECEDENT TO OBLIGATION OF PURCHASER** This Agreement and all of Purchaser's obligations hereunder are further subject to Purchaser determining in its sole and absolute discretion that all of the conditions set forth in this Paragraph 6 have been satisfied or waived in writing by Purchaser. In the event that any of the following conditions are not satisfied or waived by Purchaser, Purchaser may give written notice to Seller terminating this Agreement. Purchaser shall have no claim or right to the Deposit if Purchaser terminates this Agreement and the parties shall have no further obligation or liability to one another, except for any liability pursuant to the Indemnity Provisions.

A **SELLER'S REPRESENTATIONS AND WARRANTIES** All the representations and warranties of Seller made herein shall have been true when made and shall be true and correct as of Settlement, with no material changes therein.

B **SELLER'S DELIVERIES** As of Settlement, Seller shall have taken all action and delivered all documents and materials required by this Agreement.

C **NO LITIGATION** As of Settlement and other than the pending eviction proceeding *CCC Real Estate Holdings Co. LLC v. Accurate Auto Parts, Inc., et. al.*, Case No. V18-39 (pending in the General District Court for King George County, Virginia) (the "Eviction Proceeding"), there shall be no litigation, proceeding or investigation pending, or to the knowledge of Purchaser or Seller threatened, which might prevent or adversely affect the intended use of the Property or which questions the validity of any action taken or to be taken by Seller or Purchaser hereunder, or which threatens the continued operation of the Property for commercial purposes.

7. **REPRESENTATIONS AND WARRANTIES OF THE SELLER** represents and warrants unto Purchaser as of the date hereof and on the Settlement date that:

A. **AUTHORITY AND MARKETABLE TITLE** Seller is the owner of the Property, possesses the requisite authority to enter into and perform this Agreement, and has the absolute right to sell, assign, and transfer the Property to Purchaser atSettlement.

B **NO PENDING LITIGATION OR BANKRUPTCY** To the best of the Seller's knowledge, other than the Eviction Proceeding, there are no actions, suits or proceedings at law or in equity pending, threatened against, or affecting the Property before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality. No bankruptcy or similar action, whether voluntary or involuntary, is pending or is threatened against Seller, and Seller has no intention of filing or commencing any such action within ninety (90) days following Settlement.

C **NO OUTSTANDING PURCHASE OPTION** No option, right of first refusal or other contractual opportunity to purchase the Property has been granted to, or executed with, a third- party that is enforceable against Seller and/or the Property giving such third-party a right to purchase an interest in the Property or any party thereof.

D **NO NOTICE OF REPAIRS** Seller has received no written notice from any governmental agency that repairs, alterations or corrections that must be made to the Property.

E **OTHER CONTRACTS** Seller is not a party to any contracts relating to the Property that is not terminable at will. Between the date of this Agreement and the Settlement date, Seller will not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, enter into any contract relating to the Property that is not terminable at will.

E. **NO UNDISCLOSED RESTRICTIONS** Seller has not, nor to the best of Seller's knowledge or belief has any predecessor in title, executed or caused to be executed any document with or for the benefit of any governmental authority restricting the development, use or occupancy of the Property that has not specifically been disclosed to Purchaser or wouldn't be revealed by a title report.

8. **RISK OF LOSS** The risk of loss or damage to the Property by fire or other casualty prior to Settlement shall be on Purchaser. If such loss or damage materially and adversely affects the use of the Property as of Settlement, Purchaser shall be entitled to terminate this Agreement by written notice to Seller. Purchaser shall have no claim or right to the Deposit if Purchaser terminates this Agreement and the parties shall have no further obligation or liability to one another, except for any liability pursuant to the Indemnity Provisions.

9. **CONDEMNATION** If, prior to Settlement, any taking pursuant to the power of eminent domain is proposed or occurs, as to all or any portion of the Property intended to be acquired at Settlement by the Purchaser, or sale occurs in lieu thereof, the Purchaser shall be entitled to terminate this Agreement by written notice to Seller. Purchaser shall have no claim or right to the Deposit if Purchaser terminates this Agreement and the parties shall have no further obligation or liability to one another, except for any liability pursuant to the Indemnity Provisions.

10. **ACCESS/COOPERATION** During the term of this Agreement, Purchaser and his duly authorized agents shall be entitled to reasonable access to the Property for the purpose of surveying, appraising and making other findings related to the Property. Purchaser agrees to indemnify and hold the Seller harmless from any and all liability of any kind or nature whatsoever as a result of the exercise of such right of access, other than as a result of the Seller's gross negligence or willful misconduct.

11. **AGENTS AND BROKERS** Each party represents and warrants that it did not consult or deal with any broker or agent with regard to this Agreement or the transaction contemplated hereby, except for the Listing Broker and the Selling Broker. Listing Broker shall be paid a brokerage fee by Seller of -0-% of the Purchase Price. Selling Broker shall be paid by Seller a fee of -0-% of the Purchase Price. The fees to the Listing Broker and the Selling Broker shall be paid in cash at Settlement. *See* footnote 1.

12. **NOTICES** Any notice, request or demand required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed sufficiently given if, delivered by email as provided below. Any such notice, request or demand so given shall be deemed given on the day it is received by the recipient.

For the Seller: Michael A. Condyles at: Michael.Condyles@KutakRock.com

For Purchaser: Solomon Haider at: solomon.haider@gmail.com

13. DEFAULT

A. **DEFAULT BY PURCHASER** If Purchaser defaults under this Agreement, Seller may terminate this Agreement by written notice to Purchaser. Seller shall maintain the right to seek specific performance of this Agreement or any other remedy at law or in equity, and its rights under the Indemnity Provisions.

B. **DEFAULT BY SELLER** If Seller defaults under this Agreement, Purchaser shall have the option to (i) seek specific performance of this Agreement, or (ii) terminate this Agreement. Purchaser shall have no claim or right to the Deposit if Purchaser terminates this Agreement and the parties shall have no further obligation or liability to one another, except for any liability pursuant to the Indemnity Provisions.

C. **RIGHT TO CURE DEFAULT** Prior to any termination of this Agreement as provided herein, the non-defaulting party shall provide written notice of any default(s) to the defaulting party (the "Default Notice") permitting the defaulting party ten (10) days to cure any such default(s). If defaulting party does not cure the default(s) or does not respond to the Default Notice, then the non-defaulting party may terminate the Agreement by written notice to the defaulting party. Nothing herein shall prevent either party from seeking a judicial determination regarding any default.

D. **BROKERAGE FEES** Notwithstanding the right to cure defaults provided herein, if either Seller or Purchaser defaults under this Agreement, the defaulting party shall be liable for the full amount of the brokerage fees set forth in Paragraph 11 and any brokerage fees set forth in Seller's listing agreement with the Listing Broker for the Property (which document is hereby incorporated herein by this reference) as if this Agreement and Seller's listing agreement had been performed, and for all expenses incurred by the Listing Broker and the Selling Broker in connection with this transaction and the enforcement of this Agreement and Seller's listing agreement, including, without limitation, attorney's fees and court costs. Payment of a real estate broker's fee as the result of a transaction relating to the Property which occurs subsequent to a default under this Agreement shall not relieve the defaulting party of liability for any brokerage fees due under this Agreement or Seller's listing agreement.

14. **MISCELLANEOUS**

A. **FINAL AGREEMENT** This Agreement contains the entire agreement between the parties hereto relating to the Property and supersedes all prior and contemporaneous negotiations, understandings and agreements, written or oral, between the parties hereto.

B. **VIRGINIA LAW APPLICABLE** This Agreement shall be construed, performed and enforced in accordance with the laws of the Commonwealth of Virginia and shall not be amended or modified and no waiver of any provision hereof shall be effective unless set forth in a written instrument executed with the same formality as this Agreement.

C. **ASSIGNMENT** This Agreement shall not be assigned by one party without the written consent of the other party, except the assignment of this Agreement to an entity owned by Purchaser or the principals of Purchaser shall not require the consent of Seller, but Purchaser shall provide written notice to Seller of such assignment and Purchaser shall remain liable and obligated under the terms and conditions of this Agreement in addition to any assignee. This Agreement shall inure to the benefit of the parties hereto and their respective and permitted successors and assigns.

D. **COUNTERPARTS** This Agreement may be signed in one or more counterparts, each of which is deemed to be an original and all of which shall together constitute the same instrument. The parties agree that a fax of any signed original document shall have the same effect as an original.

15. **ADDITIONAL PROVISIONS:** The Purchaser shall pay the Selling Broker a fee of 3% of the Purchase Price outside of closing and no portion of the Purchase Price shall be used to pay this or any other fee or commission to the Selling Broker. The Seller shall have no obligation or liability of any kind or nature for the payment of this fee, any commission or any other amount to the Selling Broker.

16. **ACCEPTANCE** To be effective this Agreement must be executed by Purchaser and Seller and an original copy of this Agreement returned to Purchaser no later than 5:00 p.m. on May 17, 2018, or this Purchase Agreement shall be deemed withdrawn and void.

Each of the parties has executed this Agreement in its name pursuant to due authority as of the dates set forth below.

SELLER:

CCC Real Estate Holdings Co. LLC

By: Gary M. Golden

Its: Senior Vice President

Dated: May 17, 2018

PURCHASER:

Accurate Auto Parts, Inc.

By: Sabir Saleem

Its: President

Dated: May 17, 2018

Listing Company's Name and Address:

N/A

____

Agent's Name:______________________

Agent's tele. no.____________________

Agent's fax no._____________________

Agent's email:______________________

Selling Company's Name and Address:

Partners Real Estate

4229 Lafayette Center Drive, Ste. 1500

Chantilly, VA 20151

Agent's Name: Daud A. Bhatti

Agent's tele. no. (703) 624-8290

Agent's fax no._____________________

Agent's email: daud@pr.estate